UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 13, 2021

CorePoint Lodging Inc.

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-38168	82-1497742
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

125 E. John Carpenter Freeway, Suite 1650, Irving, Texas 75062

(Address of Principal Executive Offices) (Zip Code)

(972) 893-3199

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	CPLG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 2.02	Results of Operations and Financial Condition.

On July 13, 2021, CorePoint Lodging Inc. (the “Company”) issued a press release announcing that the Company’s Board of Directors, working together with its financial and legal advisors, has decided to explore strategic alternatives to maximize stockholder value. The press release also provided select preliminary unaudited operating statistics for the quarter ended June 30, 2021 as well as an update on the Company’s non-core property disposition strategy. The press release is furnished as Exhibit 99.1 hereto and incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

The information included in Item 2.02 above is incorporated herein by reference.

The information in this Current Report on Form 8-K (this “Form 8-K”), including Exhibit 99.1, is being furnished pursuant to Items 2.02 and 7.01 of Form 8-K and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing made by the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing. This Form 8-K will not be deemed an admission as to the materiality of any information included in or referenced by this Form 8-K that is required to be disclosed by Regulation FD.

Item 9.01	Exhibits

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release, dated July 13, 2021, issued by CorePoint Lodging Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COREPOINT LODGING INC.

By:	/s/ Mark M. Chloupek
	Name:	Mark M. Chloupek
	Title:	Executive Vice President, Secretary and General Counsel

Date: July 13, 2021